UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company:

1(a) On January 17, 2022, the Company completed the exchange of an additional $165,000 in principal amount of 2018 11% Senior Secured Promissory Notes (the “Notes”) for 33,000 shares of common stock of the Company at an exchange price of $5.00 per share. Giving effect to the foregoing additional Note exchanges, the aggregate amount of principal converted for the entire Exchange Offering was $795,000 in Notes and the total number of shares issued upon conversion of the Notes was 159,000 shares of common stock. The Company terminated the exchange offer as of January 17, as approved by the Board of Directors. The effective date of all exchanges was agreed to be December 31, 2021. The exchange is intended to enhance the Company’s net equity to in excess of $4.0 million to support its efforts to be approved for an exchange listing.

b. The total of 159,000 shares issued in the Exchange Offering were issued to 15 Note holders without registration under the Securities Act of 1933 as amended (the “Securities Act”) in reliance upon Section 4(a)(2) of the Securities Act. The shares issued will be “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend; provided that some investors who are non-affiliates of the Company and who have not been affiliates for at least 90 days may be eligible to have the restrictive legend removed.

c. The Company paid a solicitation fee of $8,200 to GVC Capital LLC in connection with the conversion of Notes by holders who were its clients.

d. The securities issued under 1(a) above were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereunder.

e. The terms of the conversions of debt are disclosed in Item 1.a above.

f. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated: January 21, 2022	/s/ Lance Baller
Lance Baller, CEO